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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" and to the use of our report dated February 22, 2001, with respect to the combined financial statements of Phillips Petroleum Company's Chemicals Business in the Registration Statement (Form S-4) and related Prospectus of Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP for the registration of $500,000,000 of 5 3/8% Notes due 2007.



                                           Ernst & Young LLP

Tulsa, Oklahoma
August 1, 2002